Exhibit 10.3

LOAN AGREEMENT

ADDENDUM TO SECURITY AGREEMENT

DATED NOVEMBER 17, 2004, FROM

SEGMENTZ, INC. (“Debtor”)

TO FIFTH THIRD BANK

(the “Bank”)

Incorporation and Conflict

The provisions of this Addendum are hereby made a part of the Security Agreement described above. In the event of a conflict between the terms of this Addendum and the terms of such Security Agreement, the terms of this Addendum shall control. If the date of signing of this Addendum is later than the date of signing of any other Addendum to such Security Agreement, this Addendum shall supersede and replace such prior Addendum.

Additional Provisions

12. Definitions. The following definitions are used herein:

“Affiliate” means, as to Debtor, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Debtor, or (b) any person who is a director, officer or employee (i) of Debtor or (ii) of any person described in the preceding clause (a).

“Current Maturities of Long Term Debt” means that portion of the principal amount of Long Term Debt which must be repaid during any period of determination thereof.

“Debt” means the total liabilities of Debtor as defined in accordance with generally accepted accounting principles, consistently applied.

“Debt Service Coverage Ratio” means the ratio of (a) the sum of Debtor’s net income, for any period of determination thereof, before taxes, depreciation, amortization and interest expense, less distributions, dividends and capital expenditures and other extraordinary items to (b) the sum of the undersigned’s interest expense, Current Maturities of Long Term Debt and capital lease obligations for such period of determination.

“Long Term Debt” means indebtedness of Debtor which either by its terms is not payable in full within one year from the date incurred, or the repayment of which may, at the option of the obligor, be extended for a period of more than one year from the date incurred.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between the undersigned and the Bank or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of the undersigned to the Bank or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) ( any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement. The term “Liabilities” as defined in section 1 above shall include all Rate Management Obligations.

“Tangible Net Worth” means Debtor’s Stockholders’ Equity, less the sum of: (a) goodwill, including any amounts, however designated on a balance sheet of Debtor, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Debtor; (b) patents, trademarks, trade names, and copyrights; (c) treasury stock; (d) all receivables from and loans, advances and similar transfers to any Affiliate; and (e) other intangible assets.

13. Financial Statements. Until the Liabilities are paid in full, Debtor covenants and agrees that it will furnish to the Bank:

13.1 Within one hundred twenty (120) days after the end of each fiscal year, a balance sheet and income statement, reconciliation of capital account and source and application of funds as at the end of and for the fiscal year just closed setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified by its Chief Financial Officer to be true, accurate and complete, together with the Company’s Form 10-KSB filed with the United States Securities and Exchange Commission for such fiscal year. The financial statements shall be prepared on an audit basis by independent certified public accountants acceptable to the Bank. Debtor shall notify such independent certified public accountants, in writing, that it is “a primary intent” of Debtor to have the Bank rely upon the “public accounting services” provided by such independent certified public accountant to Debtor.

13.2 Within sixty (60) days after the end of each fiscal quarter, a balance sheet and income statement, reconciliation of capital account and source and application of funds as at the end of and for that portion of the fiscal year ending with such quarter setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified by its Chief Financial Officer to be true, accurate and complete, together with the Company’s Form 10-QSB filed with the United States Securities and Exchange Commission for such fiscal quarter. The financial statements shall be prepared on a review basis by an independent certified public accountant acceptable to the Bank.

13.3 Within fifteen (15) days after and as of the end of each month, a Borrowing Base Certificate prepared by the Chief Financial Officer of the Debtor in form and detail satisfactory to the Bank representing and warranting as of such month end the amount of all Eligible Accounts Receivable of Debtor, the calculation of the Borrowing Base and certifying that no Event of Default then exists, together with a report as of such month end in form and detail satisfactory to the Bank setting forth all of Debtor’s and Express 1, Inc’s accounts receivable as of the end of such month aged from the date of invoice certified as true and correct by the Chief Financial Officer of Debtor.

13.4 Promptly, all other information, books and records that the Bank may reasonably request.

13.5 With each of the statements referred to in 13.1 and 13.2 above, a certificate signed by the principal financial officer for Debtor, (i) stating he is familiar with all document relating to the Bank and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Debtor has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing Debtor’s compliance with the financial covenants contained herein;

13.6 Immediately upon any officer of Debtor obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action the undersigned has taken or is taken or proposes to take in respect thereof.

All of the statements referred to in 13.1 and 13.2 above shall be in conformance with generally accepted accounting principles, consistently applied.

If at any time the undersigned has any additional subsidiaries which have financial statements that could be consolidated with those of the undersigned under generally accepted accounting principles, the financial statements required by subsections 13.1 and 13.2 above shall be the financial statements of the undersigned and all such subsidiaries prepared on a consolidated and consolidating basis.

14. Borrowing Base. The unpaid balance of the $3,500,000 Revolving Note of even date, and all extensions, renewals and replacements thereof, including replacements with a different principal amount (the “Base Note”), shall not at any time exceed the sum of the following amounts, which sum is hereinafter referred to as the “Borrowing Base”: 80% of Debtor’s “Eligible Accounts Receivable” as defined in section 7.1 above plus 80% of the “Eligible Accounts Receivable” as defined in section 7.1 of the Security Agreement of even date from Express 1, Inc. to the Bank.

Notwithstanding any conflicting provisions contained in the Base Note, if at any time the unpaid balance of the Base Note exceeds the Borrowing Base, Debtor shall immediately pay to the Bank the difference, including all accumulated interest.

15. Affirmative Covenants. Until the Liabilities are paid in full, Debtor covenants and agrees that it will:

15.1 Maintain the ratio of Debt to Tangible Net Worth of not more than 1.00 to 1.00 at all times.

15.2 On the last day of each fiscal quarter hereafter, maintain a Debt Service Coverage Ratio for the twelve (12) calendar months ending on such date of not less than 1.25 to 1.00.

15.3 Comply with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all environmental laws, ordinances, rules and regulations, all applicable federal, state and local laws, ordinances, rules and regulations concerning wage payments, minimum wages, overtime laws and payment of withholding taxes, and deliver to the Bank such reports and information in form satisfactory to the Bank as the Bank may request from time to time to establish compliance with such laws.

15.4 On or before February 1, 2005: (i) cause all of the assets of Express 1, Inc. to be transferred to Debtor and cause Express 1, Inc. to cease all business operations; and (ii) cause all of the subsidiaries of Debtor (except for Express 1, Inc. and Dasher Express, Inc.) to be merged into Debtor or dissolved and cease existence.

16. Negative Covenants. Until the Liabilities are paid in full, Debtor covenants and agrees that it will not:

16.1 Pay, create, incur, assume or have outstanding any indebtedness for borrowed money except the Liabilities.

16.2 Merge with or into, or enter into a share exchange, with any other corporation or entity, nor sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales of inventory made in the ordinary course of business).

16.3 Enter into an agreement providing for the leasing by it of property, which has been or is to be sold or transferred by it.

16.4 Pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock, or redeem, purchase, or otherwise acquire directly or indirectly, any shares of any class of its capital stock, except that Debtor may repurchase not to exceed 80,000 shares of its stock at a maximum purchase price of not to exceed $1.55 per share (provided such repurchase does not cause an Event of Default under either section 15.1 or section 15.2 above).

16.5 Make any loans or advances to, or investments in, other persons, corporations or entities (including, but not limited to, any Affiliate of Debtor), except investments (i) in bank certificates of deposit and savings accounts; (ii) in obligations of the United States; (iii) in prime commercial paper maturing within ninety (90) days of the date of acquisition by Debtor; and (iv) made in accordance with Debtor’s Investment Policy adopted by written consent of Debtor’s directors as of May 19, 2004 in the form presented to the Bank.

16.6 Guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of its business.

17. UCC Reserve. On the date hereof, Debtor will deposit $100,000 with the Bank in a deposit account under the sole control of the Bank (the “Deposit”). Debtor hereby grants to the Bank a security interest in the Deposit and the deposit account holding the Deposit and such property will be part of the Collateral described in this Security Agreement. Prior to occurrence of an Event of Default, the Deposit will be returned to Debtor in the event: (i) Debtor obtains terminations or subordinations to the Bank (which terminations and subordinations must be satisfactory to the Bank) of the UCC Financing Statements filed with the Florida Secured Transaction Registry by Riveria Finance of Texas, Inc. and Rivera Finance No. 200200441017, as amended and by Pedro and Magaly Betancourt No. 200305322093; or (ii) Debtor pays the Liabilities in full, all lines of credit and other financing facilities provided by the Bank to Debtor are cancelled, and the Bank has no obligation of any kind to extend financing to Debtor. Upon occurrence of an Event of Default, the Bank may, at any time thereafter and prior to the curing of such default, apply the Deposit to payment of the Liabilities. Debtor hereby represents, warrants and agrees to and with the Bank that the aggregate obligations secured by the security interests evidenced by the UCC Financing Statements described in this section 17 do not exceed $300,000 on the date hereof and that Debtor will not incur any additional obligations after the date hereof which could be secured by such security interests.

Date of Signing: November 17, 2004	SEGMENTZ, INC.

By:
Andrew J. Norstrud
	Its:	Chief Financial Officer

KZLIB:468501.7\069089-00167

11/17/04

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